Exhibit 6.3

                   ASSET AND LIABILITY CONTRIBUTION AGREEMENT
                   ------------------------------------------


        This AGREEMENT, made and entered into this 19th day of May, 1999, by and between Browsesafe, LLC, an Indiana Limited Liability Corporation
("Browsesafe"), Browsesafe.com, Inc. ("Company"), Minati Financial, Inc., Torquay Holdings, Ltd., Vista Financial Corp., El Coyote Capital Corp., Jupiter Financial Services, Inc., Kyline Investment Corp., Chariot Group, Ltd., Sid-Barney, Inc., Sterling Overseas Investments SA, Albury Capital Corp., Eivissa Capital Corp., Hemisphere & Associates, Ltd., Magellan Holdings, Ltd. (collectively "Funding Group").

                              W I T N E S S E T H:

        WHEREAS, Company was incorporated in the State of Nevada on July 28, 1998;

        WHEREAS, prior to the execution of this Agreement, Company has not issued any stock;

        WHEREAS, prior to the execution of this Agreement, Company has not conducted any operations, received any assets or incurred any debt;

        WHEREAS, since incorporation, Mark W. Smith has acted as President, Secretary, Treasurer and Sole Director of Company;

        WHEREAS, the parties desire to contribute certain assets and liabilities to Company; and

        WHEREAS, Company desires to accept said assets and assume said liabilities.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Upon receipt of the consideration described herein, Company shall issue shares of its common stock to the following entities/individuals:

                  Entities/Individual                    No. of Shares
                  -------------------                    -------------
                  Browsesafe                                11,200,000
                  Minati Financial, Inc.                       273,800
                  Torquay Holdings, Ltd.                       100,000
                  Vista Financial Corp.                         50,000
                  El Coyote Capital Corp.                       50,000
                  Jupiter Financial Services, Inc.              25,000
                  Kyline Investment Corp.                       10,000
                  Chariot Group, ltd.                           50,000
                  Sid-Barney, Inc.                              50,000
                  Sterling Overseas Investments SA             355,000
                  Albury Capital Corp.                         355,000
                  Eivissa Capital Corp.                        355,000
                  Hemisphere & Associates, Ltd.                354,467
                  Magellan Holdings, Ltd.                      709,733
                                                            ----------
                                                            13,938,000
                                                            ==========

     2. In consideration of the receipt of the shares described herein, Browsesafe hereby contributes to Company all of its assets and liabilities. These assets shall include, but not be limited to, all of its equipment, inventory, supplies, goodwill, intellectual property, trademarks and copyright protected software. An audited balance sheet of Browsesafe is attached as Exhibit "A". Company hereby assumes all of Company's assets and liabilities.

     3. In consideration of the receipt of the shares described herein, the Funding Group hereby contributes to Company the sum of $27,380 USD, and agrees to make or cause to be made the additional contributions described in Sections 4, 7 and 8.

     4. It is all of the parties intent that Company be merged into Motioncast Television Corp. of America ("PubCo") as soon as possible. Company shall use its best efforts to negotiate a merger agreement with PubCo upon terms acceptable to Company and its shareholders. Upon completion of a merger, Browsesafe shall receive 11,200,000 shares of PubCo and the Funding Group shall receive 2,738,000 shares of PubCo. The total number of PubCo shares outstanding (including the shares issued to Browsesafe and Funding Group) shall be approximately 15,938,000. Upon the closing of the merger of Company into PubCo, Funding Group shall contribute an additional $150,000 USD to PubCo. In addition, Funding Group shall cause PubCo to have unencumbered cash in the amount of $100,000 USD on the date of closing of the merger. On the date of closing of the merger, Funding Group shall cause PubCo to have no other assets and no liabilities.

     5. Upon the closing of the merger, a five-person Board of Directors shall be established for PubCo. The Funding Group shall have the right to appoint one director and Browsesafe shall have the right to appoint the remaining four directors. Mark W. Smith shall be appointed as President of PubCo.

     6. It is the intent of all the parties that the transaction described herein be completed pursuant to Internal Revenue Code Section 351.

     7. Funding Group shall contribute $300,000 USD to PubCo on or before June 10, 1999.

     8. It is all of the parties intent to pursue $5,000,000 of additional funding for PubCo. The pursuit of this funding shall commence in June, 1999. This funding will be obtained by selling up to 1,000,000 additional shares of PubCo stock at a price of $5.00 per share. The sale shall be done either through a private placement or registered offering. In the alternative, Funding Group may purchase some or all of the 1,000,000 additional shares at a price of $5.00 per share. The Funding Group shall cause PubCo to receive at least $1,500,000 USD of proceeds from the sale of stock not later than November 30, 1999.

     9. If Funding Group does not contribute the funds described above on a timely basis or does not cause the additional funds to be contributed as described above on a timely basis, the Funding Group shall forfeit their 2,738,000 shares of Company (if the merger has not been completed) or PubCo (if the merger has not been completed). Upon thirty (30) days prior notice to Funding Group, Company or PubCo shall cancel all of such shares.

     10. Upon execution of this Agreement, Browsesafe and Funding Group shall also execute the Consent in Lieu of a Special Meeting attached as Exhibit "B". This Consent confirms that Mark W. Smith is the sole director, President and Secretary of the Company and that he has the authority to negotiate and execute a Merger Agreement with PubCo on behalf of the Company.

     11. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all appropriate and necessary action on the part of each party. The provisions of this Agreement constitute valid and binding obligations of each party enforceable in accordance with the terms and conditions hereof.

     12. This Agreement and the Exhibits attached hereto represent the entire Agreement hereof superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any of the rights hereunder be waived, except in writing signed by each of the parties hereto.

     13. In the event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of any other provision or part hereof.

     14. This Agreement will be binding, inure to the benefit of, and be enforceable by all of the parties hereto as well as their respective executors, personal representatives, administrators, successors and assigns.

     15. This Agreement shall be governed by and construed by and in accordance with the laws of the State of Indiana.

     16. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorney's fees and investigatory and litigation and court costs, in addition to any other relief to which the successful party may be entitled.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date and year first above written.

                                            BROWSESAFE, LLC

                                            By: /s/ Mark W. Smith
                                               -------------------------------
                                            BROWSESAFE.COM, INC.

                                            By: /s/ Mark W. Smith
                                               -------------------------------

                                                          "Company"

                                            MINATI FINANCIAL, INC.

                                            By: /s/ illegible
                                               -------------------------------

                                            TORQUAY HOLDINGS, LTD.

                                            By: /s/ illegible
                                               -------------------------------


                                            VISTA FINANCIAL CORP.

                                            By: /s/ illegible
                                               -------------------------------


                                            EL COYOTE CAPITAL CORP.

                                            By: /s/ illegible
                                               -------------------------------


                                            JUPITER FINANCIAL SERVICES, INC.

                                            By: /s/ illegible
                                               -------------------------------

                                            KYLINE INVESTMENT CORP.

                                            By: /s/ Darlene Vaughan
                                               -------------------------------


                                            CHARIOT GROUP, LTD.

                                            By:
                                               -------------------------------


                                            HOME PRIDE ENTERTAINMENT, INC.

                                            By: /s/ illegible
                                               -------------------------------


                                            STERLING OVERSEAS INVESTMENTS SA

                                            By: /s/ illegible
                                               -------------------------------

                                            ALBURY CAPITAL CORP.

                                            By: /s/ illegible
                                               -------------------------------


                                            EIVISSA CAPITAL CORP.

                                            By: /s/ J Howe
                                               -------------------------------


                                            HEMISPHERE & ASSOCIATES, LTD.

                                            By: /s/ illegible
                                               -------------------------------


                                            MAGELLAN HOLDINGS, LTD.

                                            By:
                                               -------------------------------

                                                          "Funding Group"

2,738,000

 273,800 to:  Minati Financial Inc.
              #1-44 Hyphe Gardens
              Maxwell Christ church
              Barbados
              Ann: Moneys Yardley

 100,000 to:  Torquay Holdings Ltd.
              PMB #2
              Caribbean Place
              Providenciales
              Turk & Caicos
              WI
              Attn: John Zammit

  50,000 to:  Vista Financial Corp.
              #2 Canevale New Road
              Christ Church
              Barbados
              Attn: Anthony Leacock

  50,000 to:   El coyote Capital Corp.
               101 Worthy Down
               Maxwell Hill
               Christ Church
               Barbados
               Attn:  Carol Clark

  25,000 to:   Jupiter Financial Services Inc.
               1001 Harriett House
               Spy Street
               Bridgetown Barbados
               Attn:  Brian Griffith

  10,000 to:   Kyline Investment Corp.
               2500 - 1055 Dunamuir Street
               Vancouver, B.C.
               Attn: Darlene Vaughan

  50,000 to:   Chariot Group Ltd.
               3216 Kirkwood Highway #244
               Wilmington, Delaware 19808
               Attn: Steve Levine

  50,000 to:   Home Pride Entertainment Inc.
               101 Avalon
               Green Hill
               St. Michael
               Barbados
               Attn: Raphael Reid

 355,000 to:   Sterling Oversees Investments SA
               P0 Box 793
               Dartford, Kent
               England
               DA2 7ZY
               Attn: Chris Bonvini

 355,000 to:   Albury Capital Corp
               222 Lower Westbury Rd
               St. Michael
               Barbados
               Attn: Carl Griffith

 355,000 to:   Eivissa Capital Corp.
               Passage Gardens
               Passage Road
               Bridgetown
               Barbados
               Attn: Frederick Howe

 354,467 to:   Hemisphere & Associates Ltd.
               2002 Worthy Down
               Graeme Hall
               Christ Church
               Barbados
               Attn: Andrew Mutiny

 709,733 to:   Magellan Holdings Ltd.
               Care of Elco Bank
               61 Grosvenor P0 Box 7521
               Nassau, Bahamas
               Attn: Izik Colley

                                   Exhibit A

                                BrowseSafe, LLC
                                 Balance Sheet
                                  May 18, 1999


                                     ASSETS


Current Assets
  Regular Checking Account                     $   1,865.84
  Savings Account                                    295.14
  Petty Cash                                         100.00
  Regular Receivables                                 57.00
  Start-Up Costs                                 165,373.39
  Start-Up Costs Accum Amort                      <5,512.45>
  Start-Up Costs Organization                     23,172.80
  Start-Up Costs-Organ Amort                        <772.43>
  Prepaid Expenses                                 1,459.79
                                               ------------

  Total Current Assets                                             186,039.08


Property and Equipment
  Furniture & Fixtures                            21,690.19
  Accum Depre - Furn & Rix                          <515.55>
  Co Name & Logo Design                          108,620.00
  Accum Depre - Co Name & Logo                    <3,620.67>
  Proof of Prin - Kirkbride                        9,400.00
  Amort-Proof of Prin Kirkbride                     <313.33>
  PlanetGood Programs                            300,000.00
  PlanetGood Programs Contra                    <300,000.00>
                                               -------------

  Total Property and Equipment                                     135,260.64

Other Assets

  Total Other Assets                                                     0.00

  Total Assets                                                  $  321,299.72
                                                                =============

                                BrowseSafe, LLC
                                 Balance Sheet
                                  May 18, 1999


                            LIABILITIES AND CAPITAL


Current Liabilities
  Notes Payables - B B Kirkbride               $   44,500.00
  Notes Payable - Peoples Bank                    194,000.00
  Accounts Payable - MicroArts                    111,636.85
  Accounts Payable - Text 100                      28,525.45
  Accounts Payable - Kirkbride                     63,221.02
  General Payable Acct                             73,332.99
                                               -------------

  Total Current Liabilities                                        515,216.31

Long-Term Liabilities

  Total Long-Term Liabilities                                            0.00
                                                                -------------
  Total Liabilities                                             $  515,216.31


Capital
  Other Investors                                 155,000.00
  Retained Earnings                              <285,808.89>
  Equity-Mark W. Smith                             14,000.00
  Equity-Ted P. O'Brien                             7,000.00
  Equity-Gregory P. Urbanski                        7,000.00
  Equity-J. Marshall Gage                           7,000.00
  Additional Paid in Capital                       50,000.00
  Net Income                                     <148,107.70>
                                               --------------

  Total Capital                                                   <193,916.59>

Total Liabilities & Capital                                     $  321,299.72
                                                                =============

                                   Exhibit B

                     ACTION BY UNANIMOUS CONSENT IN WRITING
                          IN LIEU OF A SPECIAL MEETING
                              BY THE SOLE DIRECTOR
                                       OF
                              BROWSESAFE.COM, INC.
                            DATED AS OF MAY 18,1999


          The undersigned, being the Sole Director of BrowseSafe.com, Inc. a Nevada corporation (the "Corporation'), by unanimous consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, does hereby consent to the following actions of the Corporation, to be effective as of May 18, 1999:

          WHEREAS, it was contemplated in the Action by Unanimous Consent in Writing in Lieu of an Organizational Meeting dated July 28, 1998 that the Corporation would acquire Browsesafe, LLC, an Indiana limited liability corporation ("Browsesafe"); and

          WHEREAS, this Corporation authorized a private offering of up to 3,550,000 shares of Common Stock by means of a written consent to action dated July 28, 1998; and

          WHEREAS, the acquisition of Browsesafe has not occurred; and

          WHEREAS, the private offering of shares did not occur; and

          WHEREAS, this Corporation authorized the appointment of American Securities Transfer & Trust, Inc. as transfer agent and registrar in a Consent in Writing dated July 28, 1998; and

          WHEREAS, such appointment did not occur; and

          WHEREAS, this Corporation authorized the opening of a bank account at Colorado Business Bank in Denver, Colorado; and

          WHEREAS, such bank account was never opened; and

          WHEREAS, the Corporation still desires to acquire Browsesafe;


                  Consent to Action in Lieu of Special Meeting
                    the sole Director of BrowseSafe.com, Inc.
                               dated May 18, 1999

          NOW, THEREFORE, be it:

          RESOLVED, that the Corporation hereby rescinds the previous resolutions concerning a private offering of up to 3,550,000 shares of Common Stock, the appointment of American Securities Transfer & Trust, Inc., and the opening of a bank account at Colorado Business Bank in Denver, Colorado; and it is further

          RESOLVED, that the Corporation issue 11,200,000 shares of Common Stock to Browsesafe in exchange for its assets and liabilities pursuant to the terms of an Asset and Liability Contribution Agreement, a copy of which is attached hereto as Exhibit A; and it is further

          RESOLVED, that the form, terms, and provisions of the Asset and Liability Contribution Agreement are hereby approved; and it is further

          RESOLVED, that Mark W. Smith, as the sole officer of the Corporation is hereby authorized and directed to execute the Asset and Liability Contribution Agreement in the name and on behalf of the Corporation; and it is further

          RESOLVED, upon receipt of the assets and liabilities of Browsesafe, the shares of Common Stock shall be fully paid and nonassessable shares of Common Stock, and that the officer of the Corporation is hereby authorized to issue and deliver certificates representing such names and denominations as may be designated by such officer of the Corporation and to deliver such certificates as may be directed by any such officer; and it is further

          RESOLVED, that as none of the shares will be registered under the Securities Act of 1933, as amended (the "act"), that any and all certificates representing the shares shall bear a conspicuous legend regarding the restricted nature of the securities and Rule 144, which shall be substantially as follows:

                "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company."

          RESOLVED FURTHER, that the Corporation offer and sell, pursuant to Sections 3(b) and 4(2) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder, up to 2,738,000 shares of the Corporation's Common


                Consent to Action in Lieu of Special Meeting by
                    the sole Director of BrowseSafe.com, Inc.
                               dated May 15, 1999

          Stock (the "Shares") at a price of $0.01 per share, or an aggregate of $27,380, to the persons set forth on Schedule A attached hereto and made a part hereof; and it is further

          RESOLVED, that as none of the shares will be registered under the Securities Act of 1933, as amended (the "Act"), that any and all certificates representing the shares shall bear a conspicuous legend regarding the restricted nature of the securities and Rule 144, which shall be substantially as follows:

                "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company."

          RESOLVED FURTHER, that when such Shares are so issued and sold, the Shares of Common Stock shall be fully paid and nonassessable shares of Common Stock, and that the President of the Corporation is hereby authorized to issue and deliver certificates representing such shares and to make an original issue of the certificates for such shares in such names and denominations as may be designated by the President of the Corporation and to deliver such certificates as may be directed by such officer; and it is further

          RESOLVED, that it is desirable and in the best interests of the Corporation that its Shares be qualified or registered for sale in various states; that the President of this Corporation is hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares of the Corporation as said officer may deem advisable; that said officer is hereby authorized to perform on behalf of the Corporation any and all such acts as he may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officer of any such paper or document or the doing by him of any action in connection with the foregoing mailers shall conclusively establish his authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken; and it is further

          RESOLVED, that the appropriate officers of the Corporation arc hereby authorized and directed to take such further steps and incur such expenditures as may be reasonably necessary in order to complete the proposed private offering, including,


                Consent to Action in Lieu of Special Meeting by
                    the sole Director of BrowseSafe.com, Inc.
                                dated May 18,1999
                                     Page 3
          but without limiting the generality of the foregoing, expenditures for legal fees, accounting fees, printing costs, and travel expenses necessary and incident to the completion of the private offering; and it is further

          RESOLVED, that the officers of the Corporation, or any one or more of them, be and they hereby are authorized and empowered on behalf of the Corporation, to incur such costs and expenses, to do all acts, transactions and things, and to execute and deliver any and all agreements, documents, certificates and other papers which they deem necessary or appropriate in connection with the foregoing resolutions; and it is further RESOLVED, that as the Asset and Liability Contribution Agreement contemplates a merger or other business combination with a public company, Mark W. Smith, as the sole officer of the Corporation, is hereby authorized and directed to negotiate the terms of a merger or other business combination with the public company such that the former members of Browsesafe shall receive 11,200,000 shares of common stock of the public company and the persons listed on Schedule A hereto shall receive 2,738,000 shares of common stock, with the public company having a total of 15,938,000 shares issued and outstanding after taking into account such issuances; and it is further

          RESOLVED, that the actions taken by Mark W. Smith in opening a bank account for the Corporation at People Savings and Loan in Indianapolis, Indiana, are hereby ratified and approved; and ft is further

          RESOLVED, that this Consent in Writing shall be effective on the date set forth in the heading hereof.


                                                     /s/ Mark W. Smith
                                                     -----------------------
                                                     Mark W. Smith

                             BEING THE SOLE DIRECTOR




                  Consent to Action in Lieu of Special Meeting
                   the sole Director of BrowseSafe.com, Inc.
                               dated May 15. 1999
                                     Page 4